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                                                                    Exhibit 99.3

                                   APPENDIX A




                       ROCKWELL INTERNATIONAL CORPORATION

                                  SAVINGS PLAN

                    FOR CERTAIN REPRESENTED HOURLY EMPLOYEES




                                    PREAMBLE



The Plan and Effective Date

The Plan hereinafter described constitutes a savings plan in the form of a qualified cash or deferred arrangement under section 401(k) of the Internal Revenue Code of 1986, as amended, for employees on the hourly payrolls of the Company who are covered by collective bargaining agreements that provide for participation in the Plan. The effective date of the Plan is November 30, 1985. The Plan as restated herein is effective January 1, 1993. The provisions of the Plan as in effect from time to time prior to January 1, 1993, apply to the related periods prior to such date for all purposes, except as specifically provided in the Plan.
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                            ARTICLE I - DEFINITIONS

1.010 "Account" or "Compensation Deferral Account" means the Participant's account maintained under the Plan.

1.020 "Administrative Committee" means the committee appointed by the Plan Committee and assigned power and authority under Sections 2.030 and 5.010.

1.030    "Affiliated Company" means Rockwell International Corporation and:

         (1) any corporation incorporated under the laws of one of the United States of America of which Rockwell International Corporation, a Delaware corporation, owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of section 1563 of the Code);

         (2) any partnership or other business entity organized under such laws, of which Rockwell International Corporation owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of section 414(c) of the Code); and

         (3) any other company deemed to be an Affiliated Company by the Board of Directors of Rockwell International Corporation.

1.040 "Beneficiary" means the one or more persons or trusts designated by a Participant pursuant to Article VII of the Plan; provided, however, that notwithstanding the foregoing and any provision to the contrary in
         Article VII, in the case of a Participant who has been married for a one (1) year period within the meaning of section 417(d) of the Code who dies prior to complete distribution of his Account pursuant to
         Section 7.010 of the Plan, the Beneficiary shall be deemed to be the Participant's spouse regardless of any contrary designation unless the Participant has filed with the Plan Administrator a written designation of a person or persons other than such spouse as a Beneficiary or Beneficiaries with respect to all or any part of the Participant's Accounts and such written designation is accompanied by the consent of the Participant's spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under section 417(a)(2) of the Code. Such consent shall be in writing on a form furnished to the Participant by the Plan Administrator and shall acknowledge the effect of such consent. The spouse's signature must be witnessed by a notary public not an Employee of the Company. Such consent shall apply only to the signatory spouse. In the event the Participant has a new spouse to whom he has been married for a one (1) year period within the meaning of section 417(d) of the Code, the written designation shall be void, and such new spouse shall be deemed to be the Participant's Beneficiary until such time as the Participant makes a written designation

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         of a person or persons other than such spouse in accordance with the provisions of this Section 1.040.

1.050 "Board of Directors" means the Board of Directors of Rockwell International Corporation; provided that any action of the Board of Directors contemplated by Sections 1.030, 1.070, and 1.120, may be taken by the Board of Directors or by any officer or officers of Rockwell International Corporation authorized by the Board of Directors to take such action.

1.060 "Class A Stock" means the Class A Common Stock of Rockwell International Corporation.

1.065 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time. References to sections of the Code are to such sections as of January 1, 1987, and shall include any subsequent modifications or successor sections thereto.

1.070 "Common Stock" means the common stock of Rockwell International Corporation other than the Class A Stock.

1.080 "Company" means Rockwell International Corporation and any other entity to which the Board of Directors has extended the benefits of the Plan.

1.090 "Compensation" means regular, straight-time base pay received by a Participant from the Company with respect to all hourly-rate employment during a calendar week. The term Compensation shall not include:

         (a) any premium pay received for overtime hours, night shift or seven-day premiums;

         (b) payments under patent contracts, employee suggestion programs, tuition refund payments, travel and/or relocation allowances;

         (c) grievance payments for lost earning (except back pay awarded in cases of reinstatement to a payroll) or any other special payments, fees or allowances; and

         (d) amounts in excess of $200,000 ($150,000, effective as of January 1, 1994) or such other sum as may be established for any year pursuant to section 401(a)(17) of the Code;

         provided, however, that the rules of section 414(q)(6) of the Code (which section is incorporated herein by reference) shall apply in determining a Participant's Compensation, except that the term "family" shall only include the Participant's spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the applicable year

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1.100    "Compensation Deferral Contributions" means the amounts contributed to the Plan on behalf of Participants on and after November 30, 1985 pursuant to Participants' elections under Section 2.020(a).

1.110 "Divested Component" means a component of the Company or of an Affiliated Company which ceases to be a component of the Company or of an Affiliated Company, by reason of its divestiture, or any action taken incident thereto.

1.120    "Effective Date" with respect to any hourly payroll described in
         Section 1.130 means the date set forth in Appendix A with respect to such payroll.

1.130 "Eligible Employee" means any Employee employed on an hourly payroll in a component of the Company or of an Affiliated Company to which the benefits of the Plan have been extended by the Board of Directors pursuant to a collective bargaining agreement which provides for participation in the Plan. Such payrolls and the effective dates on which the benefits of the Plan are extended to such payrolls are listed on Appendix A to the Plan.

1.135    "Eligible Retirement Plan" means:

         (a) an individual retirement account described in section 408(a) of the Code,

         (b) an individual retirement annuity described in section 408(b) of the Code,

         (c)      an annuity plan described in section 403(a) of the Code, or

         (d) a qualified plan (which is a defined contribution plan) described in section 401(a) of the Code;

         which accepts an individual's eligible rollover distributions; provided, however, that in the case of an eligible rollover distribution to a Participant's surviving Spouse, only an individual retirement account or individual retirement annuity described in (a) and (b) above shall be deemed to be an Eligible Retirement Plan.

1.140 "Employee" means any person who is employed by the Company or by an Affiliated Company, including an Eligible Employee. Employee shall to the extent permitted by section 406 of the Code, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

1.150    "Equity Fund" means the fund established by the Trustee pursuant to
         Section 8.020(a).

1.160 "ERISA" means the Employee Retirement Income Security Act of 1974 as it may be amended from time to time.

1.170 "Guaranteed Investment Fund" means the fund established by the Trustee pursuant to Section 8.020(b).

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1.180    "Money Market Fund" means the fund established by the Trustee pursuant to Section 8.020(c).

1.190 "Named Fiduciary" means the Plan Committee, the Plan Administrator, the Administrative Committee and the Trustee(s).

1.200 "Participant" means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term shall include a person who no longer has an effective election under Article II only so long as he retains, under the provisions of the Plan, a nonforfeited interest in an Account under the Plan.

1.210 "Plan" means the Rockwell International Corporation Savings Plan for Certain Represented Hourly Employees as it may be amended from time to time.

1.220 "Plan Administrator" means the person so designated by name or corporate office by resolution of the Board of Directors.

1.230 "Plan Committee" means the Rockwell International Corporation Employee Benefit Plan Committee.

1.240 "Plan Year" means each twelve-month period ending on the last day of September, except that the first Plan Year with respect to any hourly payroll shall be the period from the Effective Date for such payroll through the last day of September, and the last Plan Year with respect to any hourly payroll shall be the period from the last preceding October 1 to the date on which the Plan shall be terminated with respect to such payroll.

1.250 "Rockwell Stock Fund" means the funds established by the Trustee pursuant to Section 8.020(d), including, effective February 23, 1987, the "Rockwell Common Stock Fund" and the "Rockwell Class A Stock Fund" unless the context otherwise requires.

1.255 "Transfer Contributions" means the amounts described in Section 2.020(c) which are transferred to a Participant's Account in the manner provided in said Section 2.020(c).

1.260    "Trust Agreement" means the trust agreement established pursuant to
         Section 8.010 of the Plan.

1.270 "Trust Fund" means the fund, including the earnings thereon, held by the Trustee into which all contributions on behalf of the Participant are deposited pursuant to the Plan. The Trust Fund shall be divided into an Equity Fund, a Guaranteed Investment Fund, a Money Market Fund and a Rockwell Stock Fund.

1.280 "Trustee" means the trustee or trustees of the trust to be established pursuant to Article VIII of the Plan.

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1.285    "Unit" means the unit of measurement of a Participant's interest in the
         Trust Fund. "Common Unit" means a Unit of the Rockwell Common Stock
         Fund attributable to Common Stock. "Class A Unit" means a Unit of the Rockwell Class A Stock Fund attributable to Class A Stock. Where appropriate, "Units" includes Common Units and Class A Units.

1.290 "Valuation Date" means any business day for which the Trustee shall determine the fair market value of Units of the Equity Fund, the Money Market, the Rockwell Stock Fund and each contract under the Guaranteed Investment Fund. The final stock-trading day of each month shall constitute the Valuation Date for that month.

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                           ARTICLE II -- PARTICIPATION


2.010 PARTICIPATION

         (a) An Eligible Employee may elect to participate in the Plan if he has completed at least six months of employment.

         (b) No contributions shall be made with respect to any Participant after any of the following events until such Participant again makes an election that is effective under subsection (a):

                  (i)      The Participant ceases to be an Eligible Employee;

                  (ii) The Participant receives a distribution of the entire balance of his Account under Section 5.010(a) or (b);

                  (iii)    Contributions have been suspended under Article VI.

         (c) No contributions shall be made with respect to any Participant during any period of suspension of contributions described in
                  Section 6.010 or Section 6.020.

2.020 CONTRIBUTION ELECTIONS

An Eligible Employee who has notified the Company of his election to become a Participant shall also:

         (a) Elect to defer receipt of an amount (in whole percentages only) equal to 1%, 2%, 3%, 4%, 5%, 6%, 7% or 8% of
                  Compensation, which amounts shall be contributed as a Compensation Deferral Contribution to the Participant's Compensation Deferral Account; and

         (b) Elect as provided in Section 2.050 whether the amount of such Compensation Deferral Contributions shall be contributed to one of the following investment options: (i) entirely to the Equity Fund; (ii) entirely to the Guaranteed Investment Fund;
                  (iii) entirely to the Money Market Fund; (iv) entirely to the Rockwell Stock Fund; or (v) one-half to the Money Market Fund and one-half to the Rockwell Stock Fund.

         (c)      (i) With the consent of the Plan Administrator, whose consent

                  (1) shall be given only in connection with the termination of a qualified individual account plan and related trust of a business organization the stock, assets or business of which has been acquired by the Company, and the extension of the Plan to such business organization pursuant to Section 1.130, and

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                  (2)      when given, shall extend to all participants in said
                           individual account plan, an Eligible Employee may, in accordance with and subject to applicable provisions of the Code, cause to be transferred to the Plan and Trust Fund any portion of the balance credited to him in such individual account plan and related trust if any portion of such balance would have been payable to him as a rollover amount under section 402(a)(5) of the Code but for such transfer. Such balance shall be transferred to the Plan entirely in cash and shall constitute a Transfer Contribution. Transfer Contributions shall not constitute Compensation Deferral Contributions under this Section 2.020.

                  (ii) Transfer Contributions shall be credited to the Eligible Employee's Account as follows:

                           (1) that portion of such balance attributable to employer contributions made pursuant to deferral elections under section 401(k) of the Code, which contributions remain subject to the provisions of said section 401(k) following transfer to the Plan, shall be credited to the Eligible Employee's Compensation Deferral Account and shall be designated as such in a manner determined by the Plan Administrator in order to ensure compliance with the requirements of said section 401(k);

            (d)     In addition to the elections and authorization set forth in
                    (a), (b) and (c), the Participant shall elect, as provided in Section 2.060, whether the amount of any such Compensation Deferral Contributions or Transfer Contributions shall be contributed under one of the following investment options: (i) entirely to the Equity Fund; (ii) entirely to the Guaranteed Investment Fund; (iii) entirely to the Money Market Fund; (iv) entirely to the Rockwell Stock Fund; or (v) one-half to the Money Market Fund and one-half to the Rockwell Stock Fund.

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2.030 LIMITATION ON COMPENSATION DEFERRAL CONTRIBUTIONS.

         (a) Commencing January 1, 1987, with the respect to any Participant, the aggregate amount in any calendar year of:

                  (i)      Compensation Deferral Contributions to the Plan,

                  (ii) all elective deferrals under any other cash or deferred arrangement as defined in section 402(g) of the Code which are maintained by an Affiliated Company, and

                  (iii) all elective employer contributions to any simplified employee pension as defined in and pursuant to sections 408(k)(1) and (6), respectively, of the Code which are maintained by an Affiliated Company, may not exceed Seven Thousand Dollars ($7,000.00) or such larger sum as may be established pursuant to section 402(g)(5) of the Code.

         (b)      For purposes of this Section 2.030:

                  (i) the term "Highly Compensated Eligible Employees" means those Eligible Employees who are "highly compensate employees" within the meaning of Code section 414(q), which is incorporated herein by reference. The Plan Administrator may determine those Employees who are "highly compensated employees" for purposes of this Section 2.030 in any manner permitted by the said section 414(q) or by any regulations duly promulgated thereunder, which are together also incorporated herein by reference.

                  (ii) the term "Average Deferral Percentage" for each group of Eligible Employees with deferral elections under
                           Section 2.020(a) shall be the average of the percentages, calculated separately for each Eligible Employee in such group, of each such Eligible Employee's compensation (as such term is defined in section 414(s) of the Code) that he has elected to defer pursuant to Section 2.020(a) for the Plan Year. Eligible Employees who do not elect to make Compensation Deferral Contributions shall be included at zero percent (0%) in the Average Deferral Percentage of each group.

                  (iii) the term "Limitation Deferral Percentage" shall mean the maximum deferral percentage in each Plan Year for the group of Highly Compensated Eligible Employees and shall be that percentage amount which does not exceed the greater of:

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                           (1)      the Average Deferral Percentage for all
                                    Eligible Employees other than Highly
                                    Compensated Eligible Employees multiplied by one and twenty five hundredths (1.25); or

                           (2)      the lesser of

                                    (A)      an amount which does not exceed the
                                             Average Deferral Percentage for all
                                             Eligible Employees other than
                                             Highly Compensated Eligible
                                             Employees by more than two (2)
                                             percentage points, or

                                    (B)      the Average Deferral Percentage for
                                             all Eligible Employees other than
                                             Highly Compensated Eligible
                                             Employees multiplied by two (2).

                           If any Highly Compensated Eligible Employee is a participant in any other cash or deferred arrangement within the meaning of section 401(k) of the Code established or maintained by an Affiliated Company, for the purpose of determining the Limitation Deferral Percentage with respect to such Highly Compensated Eligible Employee such other cash or deferred arrangement shall be a part of this Plan.

         (c) Prior to the beginning of, and periodically during, each Plan Year the Administrative Committee shall test deferral elections under Section 2.020(a) in order to determine whether the Average Deferral Percentage for Highly Compensated Eligible Employees exceeds the Limitation Deferral Percentage.

         (d) In the event that the Administrative Committee should determine that Compensation Deferral Contributions made for any Plan Year on behalf of the Highly Compensated Eligible Employees would (if not reduced) cause the Average Deferral Percentage of such Employees to exceed the Limitation Deferral Percentage, the Administrative Committee shall report such determination to the Plan Administrator, who shall refer such determination to the Plan Committee. In such event, the Plan Committee shall reduce the Compensation Deferral Contributions elected by the Highly Compensated Eligible Employees so that the Limitation Deferral Percentage is not exceeded for any Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth in subsection (d)(i) below, and if necessary, subsection (d)(ii):

                  (i) Highly Compensated Eligible Employees electing Compensation Deferral Contributions in an amount equal to 8% of Compensation under Section 2.020(a) shall have their election reduced by 1%;

                  (ii) Highly Compensated Eligible Employees electing Compensation Deferral Contributions in an amount equal to 7% of Compensation (including any

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                           Highly Compensated Employees whose elections were
                           reduced under subsection (d)(i)) shall have their elections reduced by 1%. This process shall continue until the Average Deferral Percentage for the Highly Compensated Eligible Employees does not exceed the Limitation Deferral Percentage.

         (e) The reduced election of a Participant under Section 2.030(d)(i) or (ii), as applicable, shall be substituted for the actual election of the Participant under Section 2.020(a) and shall represent the percentage of Compensation that shall be paid into the Plan on his behalf as Compensation Deferral Contributions.

         (f) The amount representing the additional amount of Compensation that would have been contributed as Compensation Deferral Contributions on behalf of the Participant absent the limitations set forth in the Section 2.030 shall be paid to the Participant.

         (g) Reductions in Compensation Deferral Contributions made under subsection (d) shall remain in effect for the remainder of the Plan Year unless the Administrative Committee determines that changed circumstances permit an increase in Compensation Deferral Contributions. If the Administrative Committee makes such a determination, the Plan Committee shall determine the amount by which Compensation Deferral Contributions shall be increased for the balance of the Plan Year.

         (h) The Plan shall comply with the limitation on multiple use of the alternative limitation as described in Treasury Regulation 1.401(m)-(2)(b).

         (i) If multiple use of the alternative limitation does occur, it will be corrected by requiring reduction in actual contribution ratios of Highly Compensated Eligible Employees who are eligible to participate in both arrangements in accordance with subsections (d) through (g) of this Section 2.030.

2.040 CHANGES IN RATE OF COMPENSATION DEFERRAL CONTRIBUTIONS

         Upon fifteen (15) days' notice a Participant may from time to time change his rate of Compensation Deferral Contribution. Such change shall be effective on the first payroll payment date following the expiration of the fifteen (15) days' notice period.

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2.050 CHANGES IN INVESTMENT ELECTIONS.

            A Participant may make an election pursuant to Section 2.020(b) above or change such election effective with the first payroll payment date in April of any year by giving the Company notice thereof during the month of February of that year, and effective with the first payroll payment date in October of any year by giving the Company notice thereof during the month of August of that year. In such election, the Participant may also specify that all or any part of his Account then currently invested in any fund described in
            Section 8.020 shall be transferred from such fund to any other such fund; provided, however, that no such transfer of existing investments may be made to or from the Guaranteed Investment Fund except under the circumstances set forth in Section 2.060; and provided further, that any transfer from the Rockwell Stock Fund shall first be made from the Rockwell Common Stock Fund.

2.060 CONVERSION OF GUARANTEED INVESTMENT FUND ACCOUNT.

            A Participant with Units in the Guaranteed Investment Fund may elect, by providing written notice on a form provided by the Company, at least thirty (30) days prior to the Valuation Date upon which any contract under the Guaranteed Investment Fund or any interest guarantee period under any such contract expires, to convert his interest under such contract to Units in the Equity Fund, the Money Market Fund or the Rockwell Stock Fund. Such conversion shall be based on the value of Units in such respective funds as of the date of such expiration or the Valuation Date immediately preceding the transfer of funds, whichever is later. The transfer of funds pursuant to this Section shall be made by the Trustee within a reasonable period after such expiration or receipt of the funds. An election under this Section shall be irrevocable. A Participant making an election under this Section shall also indicate his election under Section 2.020(b) regarding investment of contributions made subsequent to the conversion described in this Section. The interest under a Guaranteed Investment Fund contract of a Participant who does not make an election under this Section shall continue to be invested in the Guaranteed Investment Fund.

2.070 DEPOSITS IN TRUST FUND.

            Contributions made hereunder shall be deposited in the Trust Fund and credited to the Participant's Account as soon as practicable.

2.080 NON-REVERSION OF CONTRIBUTIONS.

             At no time shall any part of the Plan revert to or be recoverable by the Company or be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.


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              ARTICLE III -- MAINTENANCE AND VALUATION OF ACCOUNTS

3.010 PARTICIPANT'S ACCOUNTS.

         A separate Account representing each Participant's interest in the Equity Fund, the Money Market Fund, the Rockwell Stock Fund and each contract under the Guaranteed Investment Fund shall be maintained by the Trustee (or by such other person or persons as the Plan Committee shall designate). Such separate Account shall contain sufficient information to permit, with respect to the Equity Fund, the Money Market Fund, the Rockwell Stock Fund and each contract under the Guaranteed Investment Fund, a determination of the dollar balance of such Participant's Account at any time in accordance with the provisions of Section 3.020 through 3.040 of this Article. Each such Account shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of the Plan.

3.020 CREDITING OF UNITS TO ACCOUNTS; INITIAL UNIT VALUATIONS.

         The interest of each Participant in the Equity Fund, the Money Market Fund, the Rockwell Stock Fund and each contract under the Guaranteed Investment Fund shall be represented by Units allocated to his Account. The initial value of each Unit of the Equity Fund, the Money Market Fund and each contract under the Guaranteed Investment Fund shall be equal to the price at which such Units are offered by the Trustee or its affiliates to the public (in the case of the Guaranteed Investment Fund, to institutional investors) as of a date no later than the first Valuation Date following the day on which the initial investment is received by the Trustee in proper form for investment. The initial value of each Unit of the Rockwell Stock Fund shall be ten dollars ($10.00), and the initial number of shares of Common Stock which shall be represented by each Unit in the Rockwell Stock Fund shall be determined by the number of shares of Common Stock purchased by the Trustee with the initial investment in the Rockwell Stock Fund. Effective February 23, 1987:

         (a) the Rockwell Stock Fund shall be divided into the Rockwell Common Stock Fund and the Rockwell Class A Stock Fund. Effective as of such date and each Valuation Date thereafter until the date on which distribution of the stock dividend to holders of Common Stock of record on February 23, 1987, shall occur, the value of each Unit of the Rockwell Common Stock Fund shall be determined in the manner provided in Section
                  3.030 as if such stock dividend had been distributed on February 23, 1987.

         (b) each Participant who has Units of the Rockwell Common Stock Fund shall receive an equal number of Units of the Rockwell Class A Stock Fund which shall be represented by the number of shares of Class A Stock which the Trustee shall be entitled to receive pursuant to the stock dividend to holders of Common Stock of record on February 23, 1987, in respect of the shares of Common Stock held of record in the Rockwell Common Stock Fund on such date. Effective as of

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                  such date and each Valuation Date thereafter until the date on which distribution of such stock dividend shall occur, the value of each Unit of the Rockwell Class A Stock Fund shall be determined in the manner provided in Section 3.030 as if such stock dividend had been distributed on February 23, 1987.

         Contributions to and withdrawals from the Participant's Account shall be made by purchasing or selling Units of the Equity Fund, the Money Market Fund, the Rockwell Stock Fund and/or each contract under the Guaranteed Return Fund, as designated by the Participant in the manner provided by the Plan, and dividends on shares of Class A Stock which represent the Participant's interest in the Rockwell Class A Stock Fund shall be used to purchase Units of the Rockwell Common Stock Fund for him in accordance with such interest. The number of such Units which shall be purchased or sold, as the case may be, shall be that number of such Units which have a value as of the last preceding Valuation Date equal to the dollar amount of such contribution or dividend to, or withdrawal from, such fund, as the case may be.


3.030 UNIT VALUATIONS.

         No later than the first Valuation Date following the date of receipt by the Trustee of each deposit in proper form for investment in the fund concerned (or under the contract concerned, in the case of the Guaranteed Investment Fund) and as of each succeeding Valuation Date an amount equal to the fair market value of all property in such fund (other than dividends received that are attributable to whole shares of Common Stock or Class A Stock that were or are to be transferred to Participants subsequent to the record date for such dividend) or under such contract, in the case of the Guaranteed Investment Fund, shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate, except that Class A Stock shall be deemed to have the same value per share as Common Stock. Such amount shall be divided by the total number of outstanding Units of such fund or under the contract concerned on the particular Valuation Date, thereby establishing a new Unit value. With respect to each fund, each contribution or other payment thereto or payment therefrom (or in the case of the Rockwell Common Stock Fund, each dividend on shares of Class A Stock held in the Rockwell Class A Stock Fund) after such Valuation Date and prior to or on the next Valuation Date shall be converted to Units of such fund by dividing such new Unit value into the amount of such contribution or payment (or, in the case of the Rockwell Common Stock Fund, dividend), and the individual Account of each affected Participant representing his interest in the fund or contract under his Account shall be credited or charged, as the case may be, with the Units so computed. The fair market value of each contract under the Guaranteed Investment Fund shall be equal to the principal amount held in such fund plus accrued interest.

3.040 BALANCE OF PARTICIPANT'S ACCOUNT.

            As of any specified date, the dollar balance of the Account of each Participant representing the interest of each Participant in each fund or contract under his Account shall be determined by multiplying the number of Units in his current balance by the Unit value as of the last preceding Valuation Date in accordance with the foregoing. Only those contributions actually received by the Trustee will be considered in making valuations and determining account balances.

3.050 STATEMENTS OF PARTICIPANTS.

            Twice during each Plan Year the Plan Administrator (or if the Plan Administrator shall so determine, the Trustee) shall forward by mail to each Participant a statement, in such form as the Plan Administrator shall determine, setting forth pertinent information relative to each Participant's Account. Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the mailing thereof to the Participant.

           ARTICLE IV -- BENEFITS PAYABLE UPON TERMINATING EMPLOYMENT

4.010 VESTING.

         Each Participant shall at all times be fully vested in his Account.

4.020 TERMINATION OF EMPLOYMENT.

         (a)      (i)      As soon as practicable after the Participant
                           terminates employment with the Company and all Affiliated Companies for any reason, including disability which has continued for a period of at least six (6) months, but in no event later than sixty (60) days after the end of the Plan Year in which such termination occurs, the Participant (or his Beneficiary in the case of death) shall receive all amounts described in paragraph (ii) of this subsection.

                  (ii) The amounts that the Participant (or his Beneficiary in the case of death) shall receive under paragraph
                           (i) shall be as follows:

                           (1) With respect to the Equity Fund, the Guaranteed Investment Fund, the Money Market Fund and, except as otherwise provided in subparagraph (2) below, the Rockwell Stock Fund, the Participant shall receive the full dollar balance of his Account in such funds. Such balance shall be determined in the manner provided by Section 3.040, by reference to the Units in such Participant's Account on the first Valuation Date following receipt by the Trustee of written notice of such termination, or in the case of disability, on the date all documentation determined by the Plan Administrator to be necessary to effect distribution from the Plan shall have been received by the Plan Administrator and the value of each Unit on such Valuation Date; provided, however, that in the case of Participants who hold one or more contracts under the Guaranteed Investment Fund such balance shall be determined in the manner provided by Section
                                    3.040 by reference to the Units in such
                                    Participant's Account on the Valuation Date for the first regularly scheduled distribution date from the Guaranteed Investment Fund following receipt by the Trustee of written notification of the Participant's termination and the value of each Unit on such Valuation Date.

                           (2) With respect to the Rockwell Stock Fund, the Participant may notify the Company in writing no later than his effective date of termination of employment, or in the case of disability, the date all documentation determined by the Plan Administrator to be necessary to effect distribution from the Plan shall have been received by the Plan Administrator of his election to receive the dollar balances of his account in the Rockwell Common Stock Fund in shares of Common Stock and in the Rockwell Class A Stock Fund in shares of Class A Stock. In such event, the dollar balances that were in such Participant's accounts in such Rockwell Common and Class A Stock Funds as of the Valuation Date described in subparagraph (1) above (determined, in the manner provided by Section 3.040 by reference to the Units in the Participant's Account on such Valuation Date and the value of each Unit on such Valuation Date) shall be applied to Common Stock and Class A Stock, respectively. The Participant shall receive the maximum number of whole shares of Common Stock which could be purchased with such balance of his account in the Rockwell Common Stock Fund, and the maximum number of whole shares of Class A Stock which could be purchased with such balance of his account in the Rockwell Class A Stock Fund, both at the closing price of Common Stock as reflected on the New York Stock Exchange Composite listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of Common Stock reflected on such listing, the last trading day preceding such Valuation Date). The Participant shall be paid in cash the amount remaining in such balances of his accounts in the Rockwell Common and Class A Stock Funds after reduction by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid the dollar value of dividends received since such Valuation Date attributable to the number of whole shares of Common Stock and Class A Stock as described in this paragraph (2) and the dollar amount of any contributions to the Rockwell Stock Fund between such Valuation Date and the date of such termination.

                  (iii) A Participant may make an irrevocable election at any time during the thirty (30) day period ending on the day immediately prior to the effective date of his retirement pursuant to a retirement plan of the Company or any Affiliated Company to remain in the Plan without any further Compensation Deferral Contribution until January 1 of the calendar year following the effective date of such retirement, at which time he shall receive all amounts provided in paragraph (ii) above, valued as of the valuation date immediately prior to such January 1.

                  (iv)     Notwithstanding the foregoing provisions of this
                           Section 4.020(a) or any other provisions of the Plan, if the aggregate value of a Participant's Account is in excess of Three Thousand Five Hundred Dollars ($3,500) and the Participant shall not have attained age seventy and one-half (70-1/2) at the time distribution of his Account would otherwise be made pursuant to paragraph (i) of this subsection, no such distribution shall be made unless the Plan Administrator shall first have obtained the Participant's written consent thereto. In the event such written consent shall not have been so obtained by the time such distribution would otherwise have been made pursuant to paragraph (i) of this subsection, the Participant's Account shall be retained by the Plan and the Participant, from and after the date of his termination of employment, shall be deemed to be a Participant whose Compensation Deferral Contributions have been suspended under Section 6.020, except that the Participant shall not have the right to withdraw any portion of the balance of his Account under Article
                           V. Distribution of the entire balance of the Participant's Account pursuant to paragraphs (i) and
                           (ii) of this subsection shall be made following the earlier of the date on which the Participant's written consent to such distribution shall have been obtained by the Plan Administrator or the date on which the Participant shall have attained age seventy and one-half (70-1/2), in the same manner as if the Participant had terminated employment on such date.

                  (b) Notwithstanding the provisions of Sections 4.020 and 5.010(a) and (b), if an Employee attains age 70-1/2 on or after January 1, 1988, distribution of the amounts described in paragraph (a)(ii) of this
                           Section 4.020 to such Employee shall be made not later than April 1 of the calendar year following the calendar year in which the Employee shall have attained age 70-1/2. If such a Participant shall so request in writing, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code (other than amounts and/or shares required to be distributed at that time pursuant to the provisions of section 401(a)(9)(A) of the Code) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request shall be made by such date as the Plan Administrator shall determine, but in no event later than the said April 1 date. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Section.

4.025 TRANSFER OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN.

         If a Participant, a Participant's spouse entitled to distribution pursuant to Article VII in the case of a Participant's death, or former spouse entitled to distribution pursuant to Section 9.150 shall so request in writing, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request shall be made, in the case of a Participant, at the time his consent to such distribution shall be given to the Plan Administrator pursuant to
         Section 4.020(a)(iv), or at such later date as the Plan Administrator shall permit, or, in the case of the Participant's spouse or former spouse, at such time as the Plan Administrator shall determine. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article IV.

4.030    RESUMPTION OF PARTICIPATION.

         An Employee who has received a distribution under this Article shall be eligible to resume participation in the Plan only as provided in
         Section 2.010.

4.040 VALUATION DATES FOR WITHDRAWALS AND DISTRIBUTIONS PURSUANT TO DOMESTIC RELATIONS ORDERS.

         Notwithstanding any other provision of this Article IV or Article V, in the event that the Plan Administrator shall determine that a distribution of a Participant's Account pursuant to this Article IV or
         Article V has been delayed as a result of a pending or threatened domestic relations order, the Valuation Date immediately preceding the date on which such withdrawal or distribution is approved by the Plan Administrator pursuant to such order shall be substituted for the Valuation Date which would otherwise be applicable to such withdrawal or distribution pursuant to this Article IV or Article V.

                 ARTICLE V -- WITHDRAWALS WHILE EMPLOYED; LOANS

5.010    WITHDRAWALS FROM PARTICIPANT'S ACCOUNT.

         (a) Subject to such restrictions as the Plan Committee may establish pursuant to Section 5.020, a Participant may withdraw all or a portion of the balance of his Account if he has attained age fifty-nine and one-half (59-1/2).

         (b) Subject to such restrictions as the Plan Committee may establish pursuant to Section 5.020, an Employee who has not attained age fifty-nine and one-half (59-1/2) may request approval of the Administrative Committee to withdraw some or all of the Units of his Compensation Deferral Account attributable solely to his Compensation Deferral Contributions and/or Transfer Contributions, excluding those Units thereof which are attributable to earnings under the individual account plan from which such Transfer Contributions were transferred or distributed.

         (c) In no event, however, may any Units attributable to income allocated to his Compensation Deferral Account on and after October 1, 1989 be withdrawn pursuant to subsections (b) and
                  (d) of this Section 5.010.

         (d) (i) The Trustee shall, upon the direction of the Administrative Committee, distribute all or a portion of the Compensation Deferral Account of an Employee requesting a withdrawal under subsection (b) prior to the time such Account is distributable in accordance with Article IV hereof; provided, however, that any such withdrawal shall be made only if, and the amount of such withdrawal shall be limited to the extent that, the Employee demonstrates that the withdrawal is required as a result of a hardship and to pay any federal, state or local income taxes and penalties reasonably anticipated to result from such withdrawal. For the purposes of this subsection (d) the term "hardship" shall mean an immediate and heavy financial need of the Employee for which the amount required is not reasonably available to the Employee from other sources and which arises for one of the following reasons:

                  (1) the purchase (excluding mortgage payments) or construction of a principal residence for the Employee, or to prevent eviction from, or foreclosure on the mortgage on, the Employee's principal residence;

                  (2)      the incurring of obligations for

                           (A) tuition, related educational fees and room and board expenses for post-secondary education of the Employee, his spouse or one or more of his children or other dependents (as defined in section 152 of the Code) to be incurred during the twelve (12) month period immediately following the date of his request for distribution; or

                           (B) expenses not covered by insurance which either have been previously incurred by the Employee for, or are necessary in order for the Employee to obtain, medical care (as described in section 213(d) of the Code) for himself, his spouse or one or more of his dependents (as defined in section 152 of the Code);

                           (C) any other reason permitted under section 401(k)(2)(B)(i)(IV) of the Code and is approved by the Administrative Committee.

         (ii) Any determination of the existence of hardship, the reasonable availability to the Employee of funds from other sources and the amount to be withdrawn on account of such hardship shall be made by the Administrative Committee on the basis of all relevant facts and circumstances and in accordance with the foregoing rules, as applied in a uniform and nondiscriminatory manner. In making such determination, the Administrative Committee may, if it is reasonable to do so in the light of all relevant and known facts and circumstances, rely on the Employee's representation that the hardship cannot be relieved:

                  (1) through reimbursement or compensation by insurance or otherwise;

                  (2) by reasonable liquidation of the Employee's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                  (3)      by suspension of Compensation Deferral Contributions;
                           or

                  (4) by other distributions (other than hardship distributions) or loans (which meet the requirements of section 72(p) of the Code) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(e) A Participant may elect to have any withdrawal taken from his account in the Equity Fund, the Money Market Fund, the Guaranteed Investment Fund, or the Rockwell Stock Fund, or to have specified portions taken from his accounts in the Equity Fund, the Money Market Fund, the Guaranteed Investment Fund, the Rockwell Stock Fund; provided that any withdrawal from the Rockwell Stock Fund shall first be taken from the Rockwell Common Stock Fund. As soon as practicable after a withdrawal election is made, there shall be paid or transferred to the Participant cash determined in the same manner as under
                  Section 4.020 above (except that the date of withdrawal shall be used for such determination in lieu of the date of termination). In the absence of such election, such withdrawal shall be made from his accounts in such Funds in the following order: first, from his account, if any, in the Money Market Fund; next, from his account, if any, in the Equity Fund; next, from his account or accounts, if any, in the Guaranteed Investment Fund; and finally, from his account, if any, in the Rockwell Stock Fund. Notwithstanding the foregoing provisions of this paragraph (e), any withdrawal from his account or accounts in the Guaranteed Investment Fund shall be taken in reverse sequence by first exhausting his accounts in the most recent contracts under such Fund.

         (f) Withdrawals shall be in a minimum amount of $100 with respect to the Equity Fund, the Money Market Fund, the Rockwell Stock Fund or Guaranteed Investment Fund. A Participant may not make a request for withdrawal within twenty-six (26) weeks of any prior request for withdrawal; provided, however, that this limitation upon the ability of such Participant to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of Section 5.010) within twenty-six (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Participant resulting from the effects of the said condition. Payment of withdrawal requests shall be made to the Participant as soon as practicable.

5.015    TRANSFER OF DISTRIBUTION OR WITHDRAWAL TO ELIGIBLE RETIREMENT PLAN

         If a Participant entitled to a distribution or withdrawal under this
         Article V shall so request in writing at the time his election to receive such distribution or withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article V.

5.020       LOANS

            As soon as practicable after January 1, 1990, the Plan Administrator shall establish written procedures pursuant to which any Employee or other "party in interest" (as defined in ERISA Section 3(14)) may apply for and receive from the Plan loans in accordance with such terms and conditions as the Plan Administrator may prescribe in writing consistent with the provisions of the Plan and applicable provisions of the Code and ERISA. Such procedures, terms and conditions shall require, in addition to such other written procedures, terms and conditions as may be established by the Plan Administrator not inconsistent herewith, that

            (a) the amount which any Employee or other party in interest shall be permitted to borrow from the Plan shall be based on the aggregate of the value of his Account determined in accordance with Section 3.030;

            (b) no Employee or other party in interest shall be permitted to obtain a loan from the Plan of less than One Thousand Dollars ($1,000) or in an amount exceeding the lesser of

                    (i) an amount which, when combined with all outstanding loans to such Employee or other party in interest from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the highest outstanding and unpaid balances during the twelve (12) month period immediately preceding the date on which such loan is made of all prior loans to such Employee or other party in interest from the Plan and such other plans;

                    (ii) one-half (1/2) the aggregate of the balances of his Account; or

                    (iii) such amount, not exceeding the amounts described in (i) and (ii) above, as the Plan Administrator shall determine.

                    or to have more than a single loan from the Plan and all other "qualified employer plans" (as such term is defined in section 72(p)(4) of the Code) of the Company outstanding at any one time.

            At such time as the Plan Administrator shall have established such written procedures, terms and conditions the Plan Administrator shall cause (1) an announcement thereof to be disseminated to all eligible Employees and other parties in interest, and (2) a copy of such written procedures, terms and conditions to be attached to and made a part of this Plan as Appendix C. Until the Plan Administrator shall have established such procedures, terms and conditions no Employee or other party in interest shall have any right to obtain a loan from the Plan. Once available to eligible Employees, however, all such loans shall be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis.

                   ARTICLE VI -- SUSPENSION OF CONTRIBUTIONS

6.010       VOLUNTARY SUSPENSION

            (a) A Participant may at any time, upon fifteen (15) days' notice, elect to have contributions suspended until further notice. Suspension shall become effective not later than the first payroll payment date following the expiration of the fifteen (15) days' notice period.

            (b) Subject to Section 2.010 and Section 2.020, a Participant who has elected to have contributions suspended, may elect to have contributions resumed upon fifteen (15) days' written notice to the Company, effective the first payroll payment date following the expiration of the fifteen (15) days' notice period.

6.020       INVOLUNTARY SUSPENSION

            A Participant's Compensation Deferral Contributions for purposes of the Plan shall be suspended whenever:

            (a) No payment of Compensation is made by the Company to the Participant.

            (b) The Participant, although an Employee, is not an Eligible Employee.

            (c) The Participant is transferred to a component of the Company to which the benefits of the Plan have not been extended.

            (d) The Participant's employment is terminated in order to accept employment with any subsidiary or affiliate of the Company to which the benefits of the Plan have not been extended.

6.030       GENERAL PROVISIONS APPLICABLE TO SUSPENSIONS

            (a) Suspensions of a Participant's Compensation Deferral Contributions, whether voluntary or involuntary, shall not affect his benefit and withdrawal rights, which shall be determined in accordance with the provisions of Article IV and V of the Plan.

            (b) During the period of a Participant's suspension the Trustee shall continue to adjust the Participant's Account as of each Valuation Date during such period in accordance with the provisions of Article III of the Plan.

            (c) A Participant may not make up suspended Compensation Deferral Contributions.

           ARTICLE VII -- DESIGNATION OF AND PAYMENT TO A BENEFICIARY

7.010       DESIGNATION OF A BENEFICIARY.

            Subject to the provisions of Section 1.040,

            (a) if a Participant dies, payment of the benefits provided under the Plan shall be made to such person or persons as he has designated as his Beneficiary to receive such benefits in the event of his death.

            (b) a Participant may change his designation of Beneficiary at any time by filing with the Plan Administrator (or such other person as is designated by the Plan Administrator) a request for such change. Such change shall become effective only upon receipt of the request by the Plan Administrator (or such other person as is designated by the Plan Administrator) but upon such receipt the change shall relate back to and take effect as of the date the Participant signed such request; provided, however, that neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable by reason of any payment made to the Beneficiary theretofore designated before receipt of such request.

            (c) if no designation is effective pursuant to this Article or if the Plan Administrator or Trustee shall have any doubt as to the right of any Beneficiary or if the Beneficiary shall predecease the Participant, the amount of such benefits may be paid to the estate of the Participant, in which event neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable to any other person or entity with respect to such payment.

7.020       PAYMENT TO A BENEFICIARY.

            Upon receipt by the Plan Administrator (or such other person as is designated by the Plan Administrator) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Participant's Beneficiary, the Plan Administrator shall direct the Trustee to pay the Participant's Account to the Beneficiary.

                        ARTICLE VIII -- TRUST AGREEMENT

8.010       ESTABLISHMENT OF TRUST FUND.

            The property resulting from contributions made on behalf of all Participants shall be held as a Trust Fund by a corporate Trustee or Trustees selected by the Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Plan Committee. References in the Plan to the Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated.

8.020       INVESTMENTS.

            The Trustee shall establish:

            (a) an Equity Fund which shall include all contributions made with respect to Participants under the Plan and designated as contributions to the Equity Fund, all property purchased therewith and the proceeds and income from such contributions and property, which property may consist of any kind of property (real, personal or mixed) and every kind of investment (specifically including, but not by way of limitation, corporate obligations of every kind and common or preferred stocks);

            (b) a Guaranteed Investment Fund which shall include the Trust Fund's interest in a contract or contracts providing a guarantee of principal and a defined rate or rates of earnings or interest on principal held pursuant to such contract or contracts for a specified period of time, which guaranteed earnings or interest is accrued monthly, and which interest and principal are repaid to the Trustee in accordance with the provisions of the Plan and such contract or contracts;

            (c) a Money Market Fund which shall include all contributions made with respect to Participants under the Plan and designated as contributions to the Money Market Fund, all property purchased therewith and the proceeds and income of such contributions and property, which property may consist of treasury bills, treasury notes, treasury bonds, federal agency obligations and other instruments of federal, state or local government debt, all the foregoing to the extent the same have stated maturities of not more than one (1) year; and

            (d) a Rockwell Stock Fund consisting of all cash contributed to purchase Common Stock, all Common Stock so purchased and the proceeds and income therefrom; provided, that effective February 23, 1987, (i) the Rockwell Stock Fund shall be divided into the Rockwell Common Stock Fund and the Rockwell Class A Stock Fund, (ii) the Rockwell Common Stock Fund shall consist of all cash contributed, and dividends on shares of Class A Stock applied, to purchase Common Stock; all Common Stock so purchased and the proceeds and income therefrom, and (iii) the Rockwell Class A Stock Fund shall consist of shares of Class A Stock received by the Trustee as dividends on shares of Common Stock held in the

                    Rockwell Common Stock Fund or on Class A Stock held in the Class A Stock Fund. The Trustee shall use all cash in the Rockwell Stock Fund only to purchase Common Stock. Purchases may be made from or through any source (other than the Company) including a Participant. Rights, options, or warrants offered to purchase Common Stock may be exercised but only to the extent that there is cash available in the Rockwell Stock Fund for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options, or warrants to purchase securities of Rockwell International Corporation or its subsidiaries or affiliates other than Common Stock shall be sold by the Trustee on the open market.

            The Trustee shall keep records so as to segregate with respect to each Participant benefits derived from contributions on behalf of such Participant.

8.030 DUTY OF TRUSTEE AS TO COMMON STOCK AND CLASS A STOCK IN THE ROCKWELL STOCK FUND.

            (a) Except as otherwise provided in this Section 8.030, the Trust Agreement shall provide that the duty with respect to the voting, retention, and tendering of Common Stock and Class A Stock held in the Rockwell Stock Fund shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

            (b) The Trust Agreement shall provide that, with respect to any matter as to which a vote of the outstanding shares of Common Stock or Class A Stock is solicited by proxies, consents or authorizations:

                    (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Common Stock or Class A Stock held in the Rockwell Stock Fund as of the record date fixed for determining the holders of Common Stock or Class A Stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant. In connection with the solicitation of written directions from Participants, the Company will cause to be furnished to each Participant and the Trustee notice of each occasion for the exercise of such voting rights, an appropriate form on which such written direction may be given, and a statement containing the information that the Company distributes to stockholders generally regarding the exercise of such voting rights; and

                    (ii) The Trustee shall vote (A) shares of Common Stock held in the Rockwell Common Stock Fund as to which no timely direction in writing has been received pursuant to paragraph (i) of this subsection proportionately in the same manner as the Trustee votes the aggregate of all shares of Common Stock held in the Rockwell Stock Fund as to which timely direction in writing has been received pursuant to paragraph (i) of this subsection (b), and (B) shares of Class A Stock held in the Rockwell Class A Stock Fund as to which no timely direction in writing has been received pursuant to paragraph (i) of this subsection (b) proportionately in the same manner as the Trustee votes the aggregate of all shares of Class A Stock held in the Rockwell Class A Stock Fund as to which timely direction in writing has been received pursuant to paragraph (i) of this subsection (b).

            (c) The Trust Agreement shall provide that, in the event of any Tender Offer (as defined in Section 15.010):

                    (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any shares of Common Stock or Class A Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Rockwell Stock Fund which represents the interest of such Participant in the Rockwell Stock Fund as of the Tender Date (as defined herein) with respect to such Participant and, except as limited by paragraph (iii) hereof, the Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

                    (ii) Except as limited by paragraph (iii) hereof, the duty with respect to the retention, tendering or depositing of shares of Common Stock or Class A Stock held in the Rockwell Stock Fund as to which no timely direction in writing has been received pursuant to paragraph (i) hereof shall be solely that of the Trustee to be exercised solely in the Trustee's discretion; and

                    (iii) Shares of Common Stock or Class A Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Rockwell Stock Fund shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of (A) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited or (B) immediately preceding the expiration of the period during which such shares of Common Stock (including shares of Common Stock issuable on conversion of Class A Stock) or Class A Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer or (C) the expiration of 30 days from the date of the Trustee's solicitation of Participants' written direction pursuant to paragraph (i) hereof; and

                    (iv) The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Common Stock held, and any shares of

                              Common Stock issuable on conversion of Class A Stock held, in the Rockwell Stock Fund which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock, and if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

                    As used in this subsection (c) with respect to a Participant, the term "Tender Date" means the date on which the Trustee tenders or deposits any shares of the Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock representing interests of such Participant in the Rockwell Stock Fund in accordance with this subsection (c).

8.040       FORM OF TRUST AGREEMENT.

            The Trust Agreement shall be in such form and contain such provisions as the Plan Committee may deem appropriate (consistent with the provisions of Section 8.020, Section 8.030 and Section 15.030), including, but not limited to, provisions with respect to the powers and authority of the Trustee, the authority of the Plan Committee to amend the Trust Agreement and to terminate the trust, and a provision that at no time shall any part of the Trust Fund revert to or be recoverable by the Company (within the taxable year or thereafter) or be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Trust Agreement shall be deemed to form a part of the Plan, and all rights and benefits that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The Trustee may deposit amounts held in any of the funds comprising the Trust Fund in an interest bearing account or accounts including short-term fixed income commingled and collective investment funds in a bank or similar financial institution including without limitation the commercial banking department of the Trustee on a temporary basis pending either (1) investment of such amounts or (2) distribution of funds to Plan Participants.

8.050       RIGHTS IN THE TRUST FUND.

            Nothing in the Plan or in the Trust Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.060       TRUST FUND VALUES.

            Neither the Company, the Board of Directors, the Plan Committee, the Plan Administrator nor the Trustee warrants or represents in any way that the value of Participants' Accounts shall increase or not decrease, each Participant assuming this risk as to his own Account.

8.070       TAXES, FEES AND EXPENSES OF THE TRUSTEE.

            (a) Except as provided in subsection (b) below, the fees and expenses of the Trustee and expenses of the Trustee's counsel shall be borne by the Company and shall constitute a charge on the Trust Fund until so paid; provided that unless the Board of Directors shall by resolution provide to the contrary the Company shall not, and in no event shall the Trust Fund, pay any such Trustee or Trustee's counsel fees or expenses incurred (1) in preparing for or prosecuting any action against the Company, any member of the Plan Committee or the Plan Administrator or (2) in defending or settling, or satisfying a judgment relating to any proceeding either arising out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or arising out of any alleged wrongful act against the Plan. Neither the Plan Administrator nor the members of the Plan Committee shall be compensated from the Plan but may be compensated for services rendered on behalf of the Plan by the Company.

            (b) Brokerage fees, investment management fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the management of the Trust Fund or transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund. Other expenses incurred hereunder to the extent not paid by the Company, shall be paid from the Trust Fund.

                          ARTICLE IX -- ADMINISTRATION

9.010       GENERAL ADMINISTRATION.

            Authority to control and manage the operation and administration of the Plan shall be vested in the Plan Committee except to the extent that: (1) the Plan Administrator or the Administrative Committee is allocated any such authority under the Plan; or (2) any Trustee appointed pursuant to Section 8.010 may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan. The Plan Committee, the Plan Administrator, the Administrative Committee, and the Trustee(s) shall constitute the Named Fiduciaries of the Plan for purposes of ERISA.

9.020       PLAN COMMITTEE.

            The Board of Directors shall, from time to time, determine the size of the Plan Committee and appoint its individual members. The Plan Committee shall act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to
            Section 9.060(c).

9.030       PLAN COMMITTEE RECORDS.

            The Plan Committee shall keep such records and data as it shall deem appropriate and it shall from time to time file with the Board of Directors such reports as the latter may request. It shall be a function of the Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee shall be final and conclusive. The records of the Plan shall be kept on the basis of a Plan Year beginning October 1.

9.040       FUNDING POLICY.

            The Plan Committee shall be responsible for determining a funding policy of the Plan consistent with the objectives for the Equity Fund, the Guaranteed Investment Fund, the Money Market Fund and the Rockwell Stock Fund and shall from time to time advise the Trustee of such policy.

9.050       ALLOCATION AND DELEGATION OF DUTIES UNDER PLAN.

            The Plan Committee, the Plan Administrator and the Administrative Committee shall each have the following powers and authorities:

            (a) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

            (b) To employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of the Plan including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

9.060       PLAN COMMITTEE POWERS.

            In addition to any powers and authority conferred on the Plan Committee elsewhere in the Plan or by law, the Plan Committee shall have the following powers and authority:

            (a) To allocate fiduciary responsibilities (other than trustee responsibilities) to one or more members of the Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out fiduciary responsibilities (other than trustee responsibilities). The term "trustee responsibilities" as used herein shall mean responsibilities provided in the Trust Agreement to manage or control the assets of the Plan.

            (b) To determine the manner in which the assets of the Plan, or any part thereof, shall be disbursed by the Trustee, except that the making and retention of investments shall be solely governed by the Trust Agreement.

            (c) To establish rules and regulations from time to time for the conduct of the Plan Committee's business and for the administration and effectuation of its responsibilities under the Plan.

9.070       PLAN ADMINISTRATOR.

            In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have the following powers and authority:

            (a) To administer, interpret, construe and apply the Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever.

            (b) To designate one or more persons (other than the Trustee) to carry out fiduciary responsibilities (other than trustee responsibilities). The term "trustee responsibilities" as used herein shall mean responsibilities provided in the Trust Agreement to manage or control the assets of the Plan.

            (c) To establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan including but not limited to, adoption of forms under Section 9.170.

            (d) The Plan Administrator shall have such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and shall have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan.

9.080       RELIANCE UPON DOCUMENTS AND OPINIONS.

            The members of the Plan Committee and the Administrative Committee, the Plan Administrator, the Board of Directors and the Company shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, upon any computation, estimates, and reports furnished by any consultants or consulting firms, and upon any reports furnished by the Trustee, and the members of the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be fully protected and shall not be liable in any manner whatsoever except as otherwise specifically provided by law for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel, and any and all such things done or such actions taken or suffered by the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Plan Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records shall be conclusive with respect to all Employees, Participants, and Beneficiaries, except as otherwise provided by law.

9.090       REQUIREMENT OF PROOF.

            The Plan Committee, the Plan Administrator, the Administrative Committee, the Board of Directors or the Company may require satisfactory proof of any matter under the Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person shall acquire any rights or be entitled to receive any benefits under the Plan until such proof shall be furnished as so required.

9.100       LIMITATION ON LIABILITY.

            (a) Except as provided in Part 4 of Title l of ERISA, no person shall be subject to any liability with respect to his duties under the Plan, unless he acts fraudulently or in bad faith.

            (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in sections 405(a) and 405(c)(2)(A) or (B) of ERISA. No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

9.110       INDEMNIFICATION.

            To the extent permitted by law, the Company shall indemnify the Board of Directors, the Plan Administrator, each member of the Plan Committee, each member of the Administrative Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan. Except in relation to matters as to which he has been guilty of willful misconduct in the performance of such duties, the foregoing right of indemnification shall be in addition to any other right to which any such Plan Committee member, Plan Administrator, Administrative Committee member, or other person may be entitled as a matter of law or otherwise.

9.120       MULTIPLE FIDUCIARY CAPACITY.

            Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.130       EXPENSES.

            All costs and expenses incurred in the administration of the Plan including the expenses incurred by the Plan Committee, the Administrative Committee and Plan Administrator shall be paid by the Company.

9.140       MAILING AND LAPSE OF PAYMENTS.

            All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section
            9.160 below. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his Beneficiary, as the case may be, for a period of seven years, such Participant or Beneficiary shall be presumed dead. If payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable shall be retained by the Trustee until the same can be distributed as required by applicable law.

9.150       NON-ALIENATION.

            (a) Except as provided in subsection (b), no right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Except as may otherwise be required or permitted by the Internal Revenue Service, no such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. If any Participant or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such right or benefit, or if the right or benefit to which such person may be entitled should be held by any court to be subject to garnishment, attachment, execution or levy of any kind, then in the discretion of the Plan Administrator such right or benefits shall cease and determine and the same shall be held or applied, in whole or in part, to or for the benefit of such Participant or Beneficiary or his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Plan Administrator shall deem proper. Any payment so made or applied shall be conclusively deemed to have been made for the benefit of such Participant or Beneficiary as the case may be.

            (b)     (i)       The non-alienation rule of subsection (a) shall
                              apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order (as defined in section 414(p)(1)(B) of the Code), except that subsection (a) shall not apply if the Plan Administrator determines that such order is a qualified domestic relations order under section 414(p) of the Code.

                    (ii) Upon receipt of a domestic relations order, the Plan Administrator shall promptly notify the Participant and any other alternative payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

                    (iii) Within a reasonable period after the receipt of a domestic relations order, the Plan Administrator shall determine the qualified status of such order, and thereafter notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Plan Administrator, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order.

                    (iv) If within 18 months after issuance of the order, the order is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within 18 months (A) it is determined that the order is not a qualified domestic relations order, or (B) the issue as to whether such order is a qualified domestic relations order is not resolved, the Plan Administrator shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the 18 month period shall be applied prospectively only from the date of such determination.

9.160       ADDRESSES.

            Each Participant shall be responsible for furnishing the Plan Administrator with his current address and the correct current name and address of his Beneficiary.

9.170       NOTICES AND COMMUNICATIONS.

            (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Plan Administrator and shall be mailed or delivered to such office as may be designated by the Plan Administrator, and shall be deemed to have been given to the Company when received by such office.

            (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

9.180       COMPANY RIGHTS.

            Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any Participant.

9.190       PAYMENTS ON BEHALF OF INCOMPETENT PARTICIPANTS OR BENEFICIARIES.

            In the event that the Plan Administrator or his designee shall find that any Participant or Beneficiary to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the Plan Committee, the Administrative Committee, the Company, or the Trustee, to follow the application of such payment. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under the Plan of the Trustee, the Company, the Plan Administrator, the Administrative Committee, and the Plan Committee.

9.200       WITHHOLDING OF TAXES.

            Any payment out of the Trust Fund may be subject to withholding for taxes as required by law.

                        ARTICLE X -- PARTICIPANT'S CLAIMS

10.010      REQUIREMENT TO FILE CLAIM.

            (a) A Participant wishing to make a withdrawal from the Plan under Section 5.010 must file a written claim with the person designated by the Plan Administrator. A claimant who fails to reduce a claim to writing shall be deemed not to have made such claim.

            (b) Except as otherwise provided by the Plan Administrator, a claimant will not be required to file a claim to be entitled to a distribution under the Plan for any reason other than those identified in subsection (a). However, a person who fails to receive a benefit to which he claims to be entitled under the Plan may file a claim in the manner described in subsection (a).

            (c) The person designated by the Plan Administrator shall approve or deny in writing within thirty (30) days any claim which has been filed with it.

10.020      APPEAL OF DENIED CLAIM

            (a)     A Participant whose claim has been denied as set forth in
                    Section 10.010(c) may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial.

            (b) The Participant or his representative shall, for the purpose of preparation of such appeal, have the right to inspect any document relied upon by the person designated by the Plan Administrator in denying the claim.

            (c) The Plan Administrator or his delegate shall make a final, full and fair review of any such decision which is appealed to him. A decision which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the person making such decision.

         ARTICLE XI -- MODIFICATION, SUSPENSION, MERGER AND TERMINATION

11.010      AMENDMENT.

            The Board of Directors may, at any time and from time to time, amend the Plan in whole or in part. However, except as provided in Section
            14.030 below, no amendment shall be made the effect of which would be:

            (a) To cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

            (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under the Plan if his employment were terminated immediately before such amendment; or

            (c) To increase the responsibilities or liabilities of any Trustee without its written consent.

11.020      TRANSFER OF ASSETS AND LIABILITIES.

            The Plan Committee at any time may in its sole discretion without the consent of the Participant or his representative cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits shall be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan shall be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan shall not be necessary to carry out the provisions of this Section 11.020. Any such transfer of assets and liabilities to another plan shall be expressly conditioned on the qualification of such plan and trust under sections 401(a) and 501(a) of the Code.

11.030      MERGER RESTRICTION.

            Notwithstanding any other provision in the Plan, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040      SUSPENSION OF CONTRIBUTIONS.

            The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend Compensation Deferral Contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend Compensation Deferral Contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Plan Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in
            Section 11.020.

11.050      DISCONTINUANCE OF CONTRIBUTIONS.

            The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue Compensation Deferral Contributions to the Plan as to all or certain Participants. Upon such discontinuance the Plan Committee may in its sole discretion segregate one or more parts of the Trust Fund, as provided in
            Section 11.020.

11.060      TERMINATION.

            The Plan Committee may terminate or partially terminate the Plan at any time. In the event of termination or partial termination the Plan Committee may, without the consent of any Participant or other person, but subject to the rights of Participants and other persons under the Plan, (i) permit the Trustee to retain all or part of the Trust Fund or (ii) distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

11.070       VESTING UPON PLAN TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS.

             Upon complete or partial termination of the Plan or upon the complete discontinuance of contributions to the Plan, the rights of all affected Participants to the amounts credited to their Accounts shall be fully vested and nonforfeitable.

                      ARTICLE XII -- STATUTORY LIMITATIONS

12.010      ANNUAL LIMITS OF PARTICIPANTS' ACCOUNT INCREASES.

            The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of $30,000.00 (or such larger amount as may be established under section 415(d)(1)(B) of the Code, to reflect an increase in the cost of living) or 25% of the Participant's total compensation.

12.020      LIMITS AS TO COMBINED PLANS.

            In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or an Affiliated Company and to which section 415 of the Code applies, the limitation set forth herein shall be further adjusted in compliance with section 415(e) of the Code. In making such adjustment, the maximum benefit allowable shall be paid hereunder before applying the limitations on the defined benefit plan.

12.030      COMBINING SIMILAR PLANS.

            For purposes of this Article, all defined contribution plans which are required to be aggregated under section 414(b) of the Code shall be so aggregated and the limitation set forth herein shall be applied to the total amounts allocated under all such plans.

12.040      ADJUSTMENT TO COMPENSATION DEFERRAL CONTRIBUTIONS.

            To the extent the Compensation Deferral Contributions elected by a Participant under Section 2.020(a) would, if made, cause the total amount allocated to a Participant in any calendar year to exceed the limitations set forth in this Article, such amount shall be paid as compensation to the Participant.

                          ARTICLE XIII -- MISCELLANEOUS

13.010      BENEFITS PAYABLE ONLY FROM TRUST FUND.

            All benefits payable hereunder shall be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement

13.020      REQUIREMENT FOR RELEASE.

            Any payment to any Participant or his Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect. If in the opinion of the Plan Administrator any present, former or future spouse of a Participant shall by reason of the law of any jurisdiction appear to have paid interest in the benefits that might, but for any election made by such Participant pursuant to the Plan, be or become payable to such Participant or his Beneficiary, the Plan Administrator may, as a condition precedent to the making of such an election or revocation of such an election or as a condition of the continued effectiveness of any such election or revocation of such election, require such written release or releases, or such other proof in lieu thereof, as in his discretion he shall determine to be necessary, desirable or appropriate either to protect the rights of any such present, former or future spouse or to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under the Plan.

13.030      TRANSFERS OF STOCK TO PARTICIPANTS.

            Transfers of Common Stock and Class A Stock from the Trustee to Participants pursuant to Article IV or V shall be made as soon as practicable, but neither the Company, any Named Fiduciary nor the Trustee shall have any responsibility for any decrease in the value of such stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer to the Participant by the transfer agent, nor, except as provided in Articles IV and V, shall the Participant receive any dividends, rights, options or warrants on such stock other than those payable to shareholders of record as of a date on or after the date of transfer to the Participant.

13.040      INTERPRETATION.

            The masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.

        ARTICLE XIV -- APPROVAL OF THE COMMISSIONER OF INTERNAL REVENUE

14.010      QUALIFICATION OF THE PLAN.

            The Company intends to preserve the qualification with and approval by the Internal Revenue Service of the Plan as a plan, Company Contributions to which are deductible by the Company for Federal income tax purposes. Should any amendment to the Plan cause the Plan as amended to fail so to qualify and obtain such approval, then in such event, the amendment to the Plan shall be deemed revoked and, as soon as practicable thereafter, the Plan shall be amended to the extent necessary to preserve such qualification and approval.

14.020      CONTINUATION OF THE PLAN.

            Continuation of the Plan is contingent upon and subject to retaining such approval of the Commissioner of Internal Revenue as the Company may find necessary.

14.030      MODIFICATION OF THE PLAN.

            Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust, meeting the requirements of applicable sections of the Code and of other Federal and State laws, as now in effect or hereafter amended or enacted.

  ARTICLE XV -- PLAN ADMINISTRATION IN THE EVENT OF THIRD-PARTY TENDER OFFERS

15.010      APPLICABILITY.

            The provisions of this Article XV shall take effect only as of the date of the first tender or deposit by the Trustee of any share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) and Class A Stock pursuant to any Tender Offer (as herein defined) in accordance with the Trust Agreement as provided in Section 8.030(c) and shall remain in effect thereafter unless and until (a) each share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) and Class A Stock held in the Rockwell Stock Fund which has been tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c) pursuant to such Tender Offer or any subsequent Tender Offer commenced while the provisions of this
            Article XV are in effect has been effectively withdrawn by or otherwise returned to the Trustee and (b) the certificate representing each share is in the possession of the Trustee. As used in this Article XV, the term "Tender Offer" means any tender offer for, or request or invitation for tenders of, the Common Stock and/or Class A Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company.

15.020      ADDITIONAL DEFINITIONS.

            While the provisions of this Article XV are in effect:

            (a) the term "Sub Fund" shall mean the fund established by the Trustee pursuant to Section 15.030(a).

            (b) in lieu of the definition set forth in Section 1.010, the term "Account" or "Compensation Deferral Account" means the account, with respect to a Participant, that is comprised of or attributable to contributions made on behalf of or with respect to the Participant under Article II, including, but not limited to, Transfer Contributions as defined in Section 1.255, adjusted by gains or losses related to the investment of such contributions.

            (c) in lieu of the definition set forth in Section 1.270, the term "Trust Fund" shall mean the fund, including the earnings thereon, held by the Trustee into which all contributions attributable to the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into an Equity Fund, Guaranteed Investment Fund, a Money Market Fund, a Rockwell Stock Fund and a Sub Fund.

15.030      ESTABLISHMENT AND INVESTMENT OF THE SUB FUND.

            While the provisions of this Article XV are in effect:

            (a) the Trustee shall establish a Sub Fund consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in the Rockwell Stock Fund which were tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c), all property purchased therewith and the proceeds and income therefrom.

            (b) the Trustee shall use all cash in the Sub Fund only to purchase the kinds of instruments of debt with maturity of not more than one year in which the Trustee may invest and reinvest the principal and income of the Money Market Fund pursuant to Section 8.020(c) and shall so invest and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Trustee for Participants in the Sub Fund pursuant to a tender or deposit of shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock in accordance with the Trust Agreement as provided in Section 8.030(c) shall be similarly invested and reinvested.

            (c) the funding policy of the Plan determined by the Plan Committee pursuant to Section 9.040 shall be consistent with the objectives for the Sub Fund.

15.040 MAINTENANCE AND VALUATION OF SUB FUND; CORRESPONDING REDUCTIONS OF ROCKWELL STOCK FUND.

            While the provisions of this Article XV are in effect:

            (a) a separate account representing each Participant's interest in the Sub Fund shall be maintained. Such separate account shall contain sufficient information to permit with respect to the Sub Fund a determination of the dollar balance of such Participant's Account at any time in accordance with the Unit valuation described in subsections (b), (c) and (d) hereof. Such separate account shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of the Plan.

            (b) the interest of each Participant in the Sub Fund shall be represented by Units allocated to his Account. The initial value of each Unit to be allocated to his Account in respect of amounts held by the Trustee in the Sub Fund shall be One Dollar ($1.00), and Units shall be credited to each Participant on such basis for amounts received by the Trustee on his behalf prior to the first Valuation Date following the first receipt by the Trustee of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Rockwell Stock Fund which were tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c). Each receipt on behalf of a Participant of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Rockwell Stock Fund which were tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c) or each payment to a Participant from the Sub Fund shall result in a credit or charge to the affected Account of the Participant equal to the number of Units received or paid as the case may be.

            (c) as of the Valuation Date next following the first deposit into the Sub Fund and as of each succeeding Valuation Date, an amount equal to the fair market value of all property in such fund shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount shall be divided by the total number of Units credited to all Participants in each such fund, thereby establishing a new Unit value. With respect to such fund, each receipt therein or payment therefrom after such Valuation Date shall be converted to Units by dividing such new Unit value into the amount of such receipt or payment and the Account of the Participant shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant.

            (d) as of any specified date, the dollar balance of the individual Account of each Participant in the Sub Fund shall be determined in the same manner as under Section 3.040. (but using for such determination amounts received by the Trustee in respect of the Sub Fund in lieu of contributions).

            (e) the Participant's Account in the Rockwell Stock Fund shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing some or all of his interest in the Rockwell Stock Fund which were tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c) by the number of Units which bears the same relation to the number of Units credited to such Account immediately prior to the tender or deposit of such shares as the portion of his interest in the Rockwell Stock Fund in respect of which such shares were tendered bore to his entire interest in the Rockwell Stock Fund immediately prior to the tender or deposit of such shares.

15.050      BENEFITS PAYABLE FROM THE SUB FUND

            While the provisions of this Article XV are in effect:

            (a)   For purposes of Section 4.020(a):

                  (i) The full dollar balance of the Participant's Accounts in the Sub Fund shall be deemed to be described in paragraph (2) thereof, and such balance shall be deemed to be an amount that the Participant (or his Beneficiary in the case of death) shall receive under paragraph (1) thereof. Such balance shall be determined, in the manner provided by Section 15.040(d), by reference to the Units in each such Account on the date of the Participant's termination of employment.

                  (ii)  The amounts set forth in subparagraph (ii) of paragraph
                        (a) of Section 4.020 shall be amounts that the Participant (or his Beneficiary in the case of death, shall receive under paragraph (1) thereof; provided, however, that no share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) or Class A Stock representing a Participant's interest in the Rockwell Stock Fund which, as of the date of such Participant's termination of employment, has been tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c) shall be transferred to such Participant (or his Beneficiary in the case of death) pursuant to Section 4.020(a)(i) unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided, further, however, that there shall be paid or transferred to such Participant (or his Beneficiary in the case of death) any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing such Participant's interest in the Rockwell Stock Fund as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited in accordance with the Trust Agreement as provided in Section 8.030(c) as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

15.060      WITHDRAWALS FROM A PARTICIPANT'S COMPENSATION DEFERRAL ACCOUNT UNDER
            SECTION 5.010

            While the provisions of this Article XV are in effect:

            (a) for purposes and subject to the provisions of Section 5.010(d), a Participant may elect to have any withdrawal from his Compensation

                  Deferral Account taken from any of the funds as set forth in
                  Section 5.010(e) or from his Compensation Deferral Account in the Sub Fund, or to have a specified portion taken from any of the funds as set forth in Section 5.010(e) and a specified portion taken from any two or more of the above funds. Notwithstanding the foregoing provisions of this subsection
                  (2), and subject only to the provisions of Section 5.010(e), any withdrawal from his account or accounts in the Guaranteed Investment Fund shall be taken in reverse sequence by first exhausting his accounts in the most recent contracts under such Fund.

            (b) partial withdrawals pursuant to Section 5.010 shall be in a minimum amount of $100 with respect to the Sub Fund.

                          DESIGNATION OF ADMINISTRATOR

                       ROCKWELL INTERNATIONAL CORPORATION



                                ADVICE OF ACTION


To:  THOSE CONCERNED                                          Date   7/1/87

Subject:  REDESIGNATION OF PLAN ADMINISTRATOR

You are hereby notified of action taken as follows:

                  By                                     BOARD OF DIRECTORS


                  Place of Meeting                       Pittsburgh, PA


                  Date of Meeting                        July 1, 1987

RESOLVED, that, effective June 1, 1987, the Director, Benefits Administration, be, and he hereby is, appointed for all purposes contemplated by the Employee Retirement Income Security Act of 1974, as amended, the "administrator" of each of the Corporation's employee benefit plans, and in such capacity is hereby designated Plan Administrator.

                                    * * * * *

I, Charles H. Harff, Secretary of Rockwell International Corporation, hereby certify that the foregoing resolution was duly adopted by the Board of Directors at a meeting held in Pittsburgh, Pennsylvania, on July 1, 1987 and that the same is in full force and effect.



                                                         /s/ Charles H. Harff
                                                         Secretary

                                   APPENDIX A
               APPENDIX A -- ELIGIBLE PAYROLLS AND EFFECTIVE DATES


ELIGIBLE PAYROLL                                      EFFECTIVE DATE

UAW Los Angeles Area Unit (Local 887)               November 30, 1985
UAW Palmdale Area Unit (Local 887)                  November 30, 1985
UAW Weedpatch Area Unit (Local 887)                 November 30, 1985
UAW Manufacturing Planning and
            Tool Design Unit (Local 887)            November 30, 1985
UAW Tulsa Area Unit (Local 952)                     November 30, 1985
UAW Santa Susana Field Laboratory
            Area Unit (Local 1519)                  November 30, 1985
UAW Edwards Field Laboratory Area
            Unit (Local 1519)                       November 30, 1985
UAW McAlester Area Unit (Local 1558)                November 30, 1985
SMWIA Weldors (Local 461)                           November 30, 1985
IUOE Operating Engineers (Local 501)                November 30, 1985
UIPFA Police & Fireman                              November 30, 1985
Painters (Local 36)                                 November 30, 1985
Industrial Carpenters (Local 530)                   November 30, 1985
UPGWA Tulsa Guards (Local 801)                      November 30, 1985
IBT Teamsters (Locals 578 and 952)                  November 30, 1985
IBEW Electricians (Local 2295)                      November 30, 1985

                                   APPENDIX B
            PROCEDURES FOR DISTRIBUTIONS TO PARTICIPANTS AGE 70-1/2


This procedure applies only to Participants who have become age 70-1/2 on or after January 1, 1988:

            1. Commencing no later than January 31, 1990, each such Participant shall receive a complete distribution of his or her Account in the Plan in accordance with Section 5.020 of the Plan valued as of December 31, 1989. No later than January 31 of each year thereafter, each Participant who, as of December 31 of that year has attained age 70-1/2 will also receive a complete distribution of his or her Account in the Plan valued as of the immediately preceding December 31.

            2. Applicable waivers for Federal and State income tax purposes must be completed and returned to the Company's Administrative Services Center by no later than ten (10) days prior to January 31 of each year in order to prevent Federal and, if applicable, state income taxes from being withheld from distributions.

            3. Distributions pursuant to Paragraph 1 shall not affect any existing elections by such Participants to continue making contributions to the Plan, all of which shall be invested in accordance with the provisions of
Article II. Compensation Deferral Contributions made to the Plan during each calendar year by such Participants, together with earnings thereon, will be distributed the following year in accordance with Paragraph 1.


Approved, 12/5, 1990:


     /s/  L. A. Felix, Jr.
    ------------------------------------
      L. A. Felix, Jr.
     Plan Administrator

                                   APPENDIX C
                   PROCEDURES, TERMS AND CONDITIONS OF LOANS

Pursuant to Section 5.020 of the Plan, the Plan Administrator hereby adopts the following amended procedures, terms and conditions for the granting and administration of loans from the Plan to be effective October 1, 1993:

Eligibility for Loan: To be eligible to obtain a loan from the Plan, an Employee must have an Account balance with the Plan and be employed on an active payroll of an Affiliated Company at the time he applies for a loan. A "party in interest" (as defined in ERISA Section 3(14)) who has an Account balance with the Plan, but who is not an Employee, shall be eligible to obtain a loan only if he can provide an agreement by his current employer to deduct and remit to Savings Plan Loan Administration the required loan repayments. However, an Employee or other party in interest may not obtain a loan from the Plan prior to the expiration of the greater of the following periods of time following a default on another loan from the Plan or any other Company sponsored savings plan: one (1) year or a period of time equal to the original term of the defaulted loan.

Number of Loans Permitted at Any One Time; Minimum Amount of Loan: Only a single loan is permitted to be outstanding from all Company sponsored savings plans at any one time. Any Employee or other party in interest who has an outstanding loan with the Plan or any other Company sponsored savings plan will be required to repay the loan in full before applying for another loan from the Plan. Each loan must be in the minimum amount of $1,000.

Maximum Amount of Loan: The amount which any Employee or other party in interest shall be permitted to borrow from the Plan shall be based on the aggregate of the value of his Account determined in accordance with Section 3.030 of the Plan and may not exceed the lesser of an amount which, when combined with all outstanding loans to such Employee or other party in interest from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the highest outstanding and unpaid balances during the twelve (12) month period immediately preceding the date on which such loan is made of all prior loans to such Employee or other party in interest from the Plan and such other plans; or one-half (1/2) the aggregate of the balances of his Account.

The maximum amount of any loan will be further limited to an amount which, at the applicable rate of interest, will result in a monthly repayment collected in four (4) weekly deductions not in excess of the net earnings, after all applicable statutory withholdings, deductions for employee benefits and pre-tax contributions to the Plan, but before other deductions for credit union, savings bond and other savings and charitable deductions, of the Employee or other party in interest for the weeks in which the loan repayment is to be deducted.

Loan Applications: Initial loan application forms will consist of an application form and a repayment worksheet, both in form approved by the Plan Administrator, and may be obtained from any Benefits Representative or Payroll Department. The loan application form must be completed and signed by the Employee or other party in interest and returned to the applicable

Benefits Representative or Payroll Department, which will review the forms to determine eligibility and, if approved, forward them to:

            Savings Plan Loan Administration
            Rockwell International Corporation
            P. O. Box 2837
            Seal Beach, California   90740

for processing. If the loan is approved by the Savings Plan Loan Administrator, a promissory note, payroll deduction authorization and Truth In Lending statement, together with a letter notifying the applicant of the approval of the loan, all in form approved by the Plan Administrator, will be prepared and forwarded to the applicant for execution. These forms must be executed by the applicant and returned to Savings Plan Loan Administration within thirty (30) days after the date of the letter approving the loan or the application will be deemed withdrawn.

Source of Loan Funds: Each loan will be funded by withdrawing the required amounts from the Plan account(s) of the Employee or other party in interest specified in his loan application form. Each such account will be credited with a receivable equal to the amount withdrawn, the aggregate of which receivables will be evidenced by the promissory note of the Employee or other party in interest for the amount of the loan.

Determination of Interest Rate to be Charged for Loans: The interest rate to be charged for loans will be the rate determined by the Plan Administrator as equivalent to the rate of interest charged by Wells Fargo for secured loans comparable to loans from the Plan at the time the loan from the Plan is approved. The Plan Administrator has determined that Wells Fargo's prime rate of interest plus 1% represents an appropriate rate of interest under this standard.

Term of Loan: Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence. Loans for the purpose of purchasing a primary residence will be permitted for a term of 120 months.

Repayments: Beginning with the first payroll payment in October 1993, current loans will be converted from monthly to weekly paycheck deductions, totalling the prior monthly amount. Repayments for loans obtained by Employees beginning October 1993 will be deducted from the Employee's weekly paycheck. If a paycheck is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next weekly paycheck. Loan repayment schedules for parties in interest who are not Employees will be developed on an individual basis, but parallelling as closely as possible the loan repayment schedules for Employees.

Prepayments: Subject to the limitations described in this paragraph, a Participant may prepay at any time the full unpaid balance of his loan. Partial prepayments in excess of scheduled payroll deductions will not be accepted. No prepayments will be accepted within twelve (12) months after the date of the loan unless the borrower is an Employee and terminates employment within such twelve (12) month period, in which case prepayment may be made at any time following the date written notice is given to him by the Company or an Affiliated Company or by him to the Company or an Affiliated Company and prior to his date of termination.

Missed Payments: If a payment is not made in any month, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest and then to principal. A notice will be mailed to the last known address of the Participant on each occasion of a missed payment (until three (3) consecutive monthly payments have been missed) stating the amount of the missed payment(s), that the missed payment(s) will be deducted from his next paycheck, that if three (3) consecutive monthly payments are missed the loan will be considered in default, and that, upon default, the unpaid balance of the loan and all accrued and unpaid interest will be considered as taxable income.

Termination of Employment: If an Employee or other party in interest terminates employment so that payroll deductions may no longer be made to effect loan repayments, such person may continue to make loan repayments by personal check to Savings Plan Loan Administration, Rockwell International Corporation, Department LA 21089S, Pasadena, California 91185. In the event that three (3) consecutive monthly payments are missed, the loan will be deemed to be default.

Default: A loan will be considered in default after three (3) consecutive monthly payments have been missed during the term of the loan or when a Participant effectively revokes a payroll deduction authorization. When a loan is in default, all accrued and unpaid interest will be capitalized, and a taxable distribution for the purposes of section 72(p) of the Code only will be deemed to have occurred, and a notice will be sent to the Participant advising him of the default and the tax implications thereof. If an event permitting distribution of the Account of the Participant has occurred (whether or not distribution of the Account will actually be made concurrently therewith or has been deferred pursuant to applicable provisions of the Plan, the unpaid balance of the loan, including capitalized interest, will be charged off against such person's Account. If no distributable event has occurred, the unpaid balance of the loan, including capitalized interest, will be retained in the Account and will continue to bear interest until such time as distribution is permitted under section 401(k) of the Code, at which time the unpaid balance of the loan, including all accrued and unpaid interest, will be charged off, and the Participant's promissory note will be marked "Charged in Full Against Account" and returned to the Participant. An appropriate form, as is from time to time required by the applicable taxing authority, reflecting the Participant's taxable income (in the year of default, the unpaid balance of the loan plus capitalized interest and interest accrued and unpaid thereafter; in each subsequent year, interest accrued and unpaid on the loan) will be issued to the Participant as soon as practicable after the end of each calendar year during any part of which a defaulted loan is retained in a Participant's Account.

Procedure upon Payment in Full or Charge-Off of Loan: Upon receipt of the final, scheduled repayment paying the loan in full, the Participant's promissory note will be marked "Paid In Full" and returned to the Participant. If, as a result of missed payments, the loan has not been paid in full at such time, the Participant will be billed for the remaining balance. If payment of the remaining balance and all accrued and unpaid interest is not received within three (3) months thereafter, the loan will be considered to be in default.

Approved,         October 1          ,1993


By     /s/ A. J. Spigarelli
       --------------------------
           A. J. Spigarelli
          Plan Administrator

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